Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

THIS SPONSOR SUPPORT AGREEMENT (this “Agreement”), dated as of April 13, 2026, is entered into by and among (i) Sizzle Acquisition Corp. II, a Cayman Islands exempted company (together with its successors, “SPAC”), (ii) Trasteel Holding S.A., a Luxembourg company (the “Company”), and (iii) VO Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, the Sponsor is currently the record owner of 400,000 SPAC Class A Ordinary Shares and 7,666,667 SPAC Class B Ordinary Shares (such shares, together with the SPAC Class A Ordinary Shares to be issued upon conversion of such SPAC Class B Ordinary Shares pursuant to the conversion of SPAC Class B Ordinary Shares and the Pubco Ordinary Shares to be issued in exchange for the SPAC Ordinary Shares held by Sponsor pursuant to the Merger, the “Sponsor Shares”) and 400,000 SPAC Private Rights, each of which entitles the Sponsor as the holder thereof to receive one-tenth (1/10th) of a SPAC Class A Ordinary Shares (the “Sponsor Rights” and, together with the Pubco Ordinary Shares that such Sponsor Rights convert into at the Effective Time, the Sponsor Shares, and any other equity securities of SPAC that the Sponsor holds of record, or beneficially, as of the date of this Agreement, or acquires record or beneficial ownership of after the date hereof and prior to the Closing, the “Covered Securities”);

WHEREAS, concurrently herewith, SPAC and the Company have entered into, and upon execution of a Joinder, (i) a to-be-formed Luxembourg corporation in the form of a public limited liability company (société anonyme) to be registered with Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) (“Pubco”) and (ii) a to-be-formed Cayman Islands exempted company with limited liability which will be a wholly-owned subsidiary of Pubco (“Merger Sub”) will enter into, that certain Business Combination Agreement (the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, subject to the terms and conditions thereof, among other matters, upon the consummation of the transactions contemplated thereby (the “Closing”): (a) Merger Sub shall merge with and into SPAC, with SPAC continuing as the surviving entity (the “Merger”), and, in connection therewith, each issued and outstanding security of SPAC immediately prior to the Closing will no longer be outstanding and will automatically be cancelled in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco; (b) Pubco will acquire all of the issued and outstanding ordinary shares of the Company from the Company’s shareholders in exchange for Pubco ordinary shares (the “Share Exchange” and, together with the Merger and the other transactions contemplated by the Business Combination Agreement and the Ancillary Documents, the “Transactions”), and any outstanding convertible securities of the Company (other than certain specified convertible debt bridge financing) will be terminated; and (c) as a result of such Transactions, SPA and the Company each will become wholly-owned subsidiaries of Pubco, and Pubco will become a publicly traded company; and

WHEREAS, as a condition and inducement to the willingness of SPAC and the Company to enter into the Business Combination Agreement, SPAC, the Company and the Sponsor are entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, SPAC, the Company and the Sponsor hereby agree as follows:

1. Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 4, the Sponsor, in its capacity as a shareholder of SPAC (and for the avoidance of doubt, not affecting any rights or obligations of any directors or officers of SPAC), irrevocably and unconditionally agrees that at a special meeting of SPAC to be convened for the purpose of obtaining the Required SPAC Shareholder Approval in connection with the Transactions or any other meeting of shareholders of SPAC with respect to the Transactions (whether annual or extraordinary and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), the Sponsor shall:

(a) if and when such meeting is held, appear at such meeting in person or by proxy or otherwise cause the Covered Securities, which are entitled to vote, to be counted as present thereat for the purpose of establishing a quorum;

(b) vote, or cause to be voted, at such meeting (or execute and deliver a written consent, if applicable, causing to be voted) all of the Covered Securities, which are entitled to vote, owned as of the record date for such meeting in favor of the Proposals and any other matters necessary or reasonably requested by SPAC for consummation of the Transactions, including any actions necessary to effectuate the matters contemplated by the Proposals;

(c) vote, or cause to be voted, at such meeting (or execute and deliver a written consent, if applicable, causing to be voted) all of such Covered Securities, which are entitled to vote, owned as of the record date for such meeting against (i) an Acquisition Proposal, (ii) any proposal in opposition to approval of any Shareholder Approval Matters, (iii) any proposal inconsistent with the Business Combination Agreement or the Transactions or (iv) any other transaction involving SPAC that would be reasonably likely to, in any material respect, impede, interfere with, delay, frustrate the purposes of, result in a breach by SPAC of, prevent or nullify any provision of the Business Combination Agreement or any Ancillary Documents, the Merger, or any other Transaction; and

(d) in any other circumstances upon which a consent or other approval is required under the Organizational Documents of SPAC or otherwise sought in furtherance of the Transactions, vote, consent or approve (or cause to be voted, consented or approved) all of the Covered Securities owned at such time, which are entitled to vote, in favor thereof.

The obligations of the Sponsor specified in this Section 1 shall apply whether or not the Merger or any action described above is recommended by the board of directors of SPAC or any committee thereof or the board of directors of SPAC or any committee thereof has previously recommended the Merger or such action but changed its recommendation.

2. Waiver of Anti-Dilution Protection. The Sponsor hereby irrevocably but conditioned upon the consummation of the Merger and the filing of the Amended Pubco Charter, (i) agrees that pursuant to SPAC’s Organizational Documents, immediately prior to the Effective Time, each issued and outstanding SPAC Class B Ordinary Shares shall be converted automatically into one (1) SPAC Class A Ordinary Shares (the “Sponsor Share Conversion”), and (ii) waives any adjustment to the Sponsor Share Conversion pursuant to the Initial Conversion Ratio (as such term is defined in the Organizational Documents of SPAC) to which it would otherwise be entitled pursuant to Article 17 (Class B Share Conversion) of the Organizational Documents of SPAC and any other anti-dilution rights or protections with respect to the Sponsor Share Conversion resulting from the Transactions.

3. No Inconsistent Agreements. The Sponsor hereby covenants and agrees that the Sponsor shall not, at any time prior to the Termination Date (as defined below), (i) enter into any voting agreement or voting trust with respect to any of the Covered Securities, which are entitled to vote, that is inconsistent with Sponsor’s obligations pursuant to Section 1 of this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Covered Securities, which are entitled to vote, that is inconsistent with the Sponsor’s obligations pursuant to Section 1 of this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would reasonably be expected to interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

4. Termination. This Agreement shall terminate, and no party shall have any further obligations or liabilities under this Agreement, upon the earliest of (i) the termination of the Business Combination Agreement, in accordance with its terms, (ii) the Closing or (iii) the time this Agreement is terminated upon the mutual written agreement of SPAC, the Company and the Sponsor (the earliest such date under clause (i), (ii) or (iii) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 9 to 22 below shall survive the termination of this Agreement; provided further, that termination of this Agreement shall not relieve any party hereto from any liability for any willful breach of, or actual fraud in connection with, this Agreement prior to such termination.

5. Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to the Company and SPAC as follows:

(a) The Sponsor is the record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Covered Securities, free and clear of Liens other than as created by this Agreement, that certain letter agreement, dated as of April 1, 2025, by and among SPAC, the Sponsor and certain other parties thereto (as amended, including by the Insider Letter Amendment, the “Sponsor Letter Agreement”), the Sponsor’s Organizational Documents, the Founder Registration Rights Agreement, and Permitted Liens. As of the date hereof, other than the Covered Securities, the Sponsor does not own beneficially or of record any share capital of SPAC (or any securities, including warrants exercisable, convertible or exchangeable into share capital of SPAC).

(b) The Sponsor (i) except as provided in this Agreement and the Sponsor Letter Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Covered Securities, which are entitled to vote, (ii) has not entered into any voting agreement or voting trust or any other agreement or arrangement, including any proxy, consent or power of attorney, with respect to any of the Covered Securities, which are entitled to vote, that is inconsistent with the Sponsor’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Covered Securities, which are entitled to vote, that is inconsistent with the Sponsor’s obligations pursuant to this Agreement, and has no knowledge and is not aware of any such proxy or power of attorney in effect, and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement, and has no knowledge and is not aware of any such agreement or undertaking.

(c) The Sponsor (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization, and (ii) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Sponsor and constitutes a valid and binding agreement of the Sponsor enforceable against Sponsor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(d) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, if any, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by Sponsor from, or to be given by Sponsor to, or be made by the Sponsor with, any Governmental Authority in connection with the execution, delivery and performance by the Sponsor of this Agreement, the consummation of the transactions contemplated hereby or the Merger and the other Transactions.

(e) The execution, delivery and performance of this Agreement by the Sponsor do not, and the consummation of the transactions contemplated hereby or the Merger and the other Transactions will not, constitute or result in (i) a breach or violation of, or a default under, the organizational documents of the Sponsor, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of Sponsor pursuant to any Contract binding upon the Sponsor or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 5(d), under any Law to which the Sponsor is subject, or (iii) any change in the rights or obligations of any party under any Contract legally binding upon the Sponsor, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair Sponsor’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Merger or the other Transactions.

(f) As of the date of this Agreement, there is no action, proceeding or investigation pending against the Sponsor or, to the actual knowledge of the Sponsor’s managing member, threatened against the Sponsor that questions the beneficial or record ownership of the Covered Securities, that would reasonably be expected to question the validity of this Agreement or to prevent or materially impair, enjoin or delay the ability of the Sponsor to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(g) The Sponsor understands and acknowledges that SPAC and the Company are entering into the Business Combination Agreement in reliance upon the Sponsor’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Sponsor contained herein.

(h) Except as described in the Business Combination Agreement or the SPAC Disclosure Schedules, no investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which SPAC or the Company is or will be liable in connection with the transactions contemplated hereby based upon arrangements made by or, to the actual knowledge of the Sponsor’s managing member, on behalf of the Sponsor.

6. Certain Covenants of the Sponsor. Except in accordance with the terms of this Agreement, the Sponsor hereby covenants and agrees as follows:

(a) The Sponsor shall not, directly or indirectly, prior to the Termination Date, except in connection with the consummation of the Merger or with the prior written consent of the Company and SPAC, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Laws or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), enter into any Contract or option with respect to the Transfer of any of the Covered Securities or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any of the Covered Securities; (ii) publicly announce any intention to effect any transaction specified in clause (i) or (iii) take any action that would make any representation or warranty of Sponsor contained herein untrue or incorrect or have the effect of preventing or disabling the Sponsor from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer to an Affiliate of the Sponsor or any other Transfer permitted by clauses (i) through (vii) of Section 8(c) of the Insider Letter (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees to assume all of the obligations of the Sponsor under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 6(a) shall not relieve the Sponsor of its obligations under this Agreement. Any Transfer in violation of this Section 6(a) with respect to the Covered Securities shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in the Sponsor.

(b) The Sponsor hereby authorizes SPAC to maintain a copy of this Agreement at either the executive office or the registered office of SPAC.

(c) The Sponsor shall not commence, join in, facilitate, assist or encourage, and shall take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against any of the Company, SPAC or any of their respective successors or assigns, challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Business Combination Agreement.

7. Further Assurances. From time to time, at SPAC’s or the Company’s request and without further consideration, the Sponsor shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement. The Sponsor further agrees not to commence or participate in, and to take all actions necessary to opt out of any class action with respect to, any action or claim, derivative or otherwise, against SPAC, the Company or any of their respective Affiliates, successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Business Combination Agreement or the consummation of the Transactions.

8. Changes in Share Capital. In the event of a share split, capitalization or distribution, or any change in SPAC’s share capital by reason of any split-up, reverse share split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Sponsor Shares” and “Covered Securities” shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio; provided that no such assignment shall relieve the assigning party of its obligations hereunder; provided, further, that the foregoing shall not prohibit any Permitted Transfer in accordance with Section 6(a).

10. Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

11. Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth or referred to in Section 14. Nothing in this Section 11 shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.

13. Interpretation. The titles and subtitles contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; (iv) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; and (v) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

14. Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, internationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to SPAC, to: Sizzle Acquisition Corp. II 4201 Georgia Avenue NW Washington DC 20011 Attn: Steve Salis E-mail:	with a copy (which will not constitute notice) to:

 Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Matthew A. Gray, Esq.; Stuart Neuhauser, Esq.
Telephone No.: (212) 370-1300
Email: mgray@egsllp.com; sneuhauser@egsllp.com
If to Sponsor, to: VO Sponsor II, LLC 4201 Georgia Avenue NW Washington DC 20011 Attn: Steve Salis E-mail:	with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Matthew A. Gray, Esq.; Stuart Neuhauser, Esq.
Telephone No.: (212) 370-1300
Email: mgray@egsllp.com; sneuhauser@egsllp.com
If to the Company, to: Trasteel Holding S.A. 33 Rue du Puits Romain 8070 Bertrange, Luxembourg Attn: Gianfranco Imperato E-mail:	with a copy (which will not constitute notice) to:

 Greenberg Traurig, LLP
One Vanderbilt Avenue
New York, NY 10017
Attn: Adam Namoury, Esq.; Alan Annex, Esq.
Email: adam.namoury@gtlaw.com;
alan.annex@gtlaw.com

15. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of SPAC, the Company and the Sponsor. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

16. Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

17. Specific Performance. The Sponsor acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such party, money damages will be inadequate and SPAC and the Company will not have an adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Sponsor in accordance with their specific terms or were otherwise breached. Accordingly, SPAC and the Company, shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by the Sponsor and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

18. Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

19. No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among the Sponsor, SPAC and the Company, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto. Nothing contained in this Agreement shall be deemed to vest in SPAC or the Company any direct or indirect ownership or incidence of ownership of or with respect to any Covered Securities. All rights, ownership and economic benefits of and relating to the Covered Securities of the Sponsor shall remain vested in and belong to the Sponsor, and neither SPAC nor the Company shall have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Sponsor or exercise any power or authority to direct the Sponsor in the voting or disposition of any of the Covered Securities, except as otherwise provided herein.

20. Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney, advisor or representative or affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney, advisor or representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of SPAC, the Company or the Sponsor (or either of them) under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

21. Entire Agreement. This Agreement (together with the Business Combination Agreement and the Insider Letter to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of SPAC or the Company or any of the obligations of the Sponsor under any other agreement between the Sponsor and SPAC or the Company or any certificate or instrument executed by the Sponsor in favor of SPAC or the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of SPAC or the Company or any of the obligations of the Sponsor under this Agreement.

22. Counterparts. This Agreement may be executed and delivered (including by electronic signature or by email in portable document format) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF the Parties have hereunto caused this Agreement to be duly executed as of the date first above written.

SPAC:

SIZZLE ACQUISITION CORP. II

By:	/s/ Steve Salis
	Name:	Steve Salis
	Title:	Chief Executive Officer

By:	/s/ Jamie Karson
	Name:	Jamie Karson
	Title:	Non-Executive Vice Chairman

The Company:

TRASTEEL HOLDING S.A.

By:	/s/ Gianfranco Imperato
	Name:	Gianfranco Imperato
	Title:	Group Chief Executive Officer

The Sponsor:

VO SPONSOR II, LLC

By:	VO SPONSOR MANAGEMENT, LLC, its managing member

By:	/s/ Steve Salis
	Name:	Steve Salis
	Title:	Managing Member

{Signature Page to Sponsor Support Agreement}